Exhibit 4.29(b)

FIRST SUPPLEMENTAL INDENTURE

dated as of January 24, 2007

between

LYONDELL CHEMICAL COMPANY, as Company

and

THE BANK OF NEW YORK, as Trustee

_________________________

8% Senior Notes due 2014

HOU02:1088091

     FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 24, 2007, between LYONDELL CHEMICAL COMPANY, a Delaware corporation (the “Company”), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the “Trustee”).

RECITALS:

     WHEREAS, the Company, the Subsidiary Guarantors party thereto and the Trustee entered into that certain Indenture, dated as of September 20, 2006 (the “Indenture”), relating to the Company’s 8% Senior Notes due 2014 (the “Notes”);

     WHEREAS, Sections 9.01(a)(i), (a)(vii) and (a)(ix) of the Indenture provide that, without the consent of any Holder, the Company and the Trustee may enter into one or more indentures supplemental to the Indenture, inter alia, to make any change to the Indenture that (i) cures any ambiguity, omission, defect or inconsistency, (ii) does not adversely affect the rights of any Holder under the Notes or the Indenture, or (iii) conforms any provisions of the Indenture to the “Description of Notes” included in the prospectus relating to the Notes;

     WHEREAS, the Company has requested that certain provisions of the Indenture be modified in the manner provided in this Supplemental Indenture;

NOW, THEREFORE, the parties hereto agree as follows:

     Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Amendments to Section 1.01.

     (a) The definition of “Distributable Joint Venture Cash Flow” in Section 1.01 of the Indenture is hereby amended, such that item (II) thereof is deleted in its entirety and replaced by the following:

     (II) the aggregate amount of all Investments made by the Company or any of its Restricted Subsidiaries in such Joint Venture during such period pursuant to Section 4.07(b)(vii),

     (b) The definition of “Redemption Date” in Section 1.01 of the Indenture is hereby amended, such that the phrase “date fixed or such redemption” in the second line thereof is deleted and replaced by the phrase “date fixed for such redemption”.

     (c) The definition of “Senior Indebtedness” in Section 1.01 of the Indenture is hereby deleted in its entirety.

     (d) The definition of “TIA” in Section 1.01 of the Indenture is hereby amended, such that the reference to “Section 9.04” in the second line thereof is deleted and replaced by a reference to “Section 9.05”.

HOU02:1088091

2

     (e) The definition of “Unrestricted Subsidiary” in Section 1.01 of the Indenture is hereby amended, such that the reference to “Section 407” in clause (b) thereof is deleted and replaced by a reference to “Section 4.07”.

     Section 3. Amendment to Section 1.02. The table included in Section 1.02 of the Indenture is hereby amended, such that (a) the row containing the terms “DTC” and “Section 2.03” is deleted and (b) the following row is inserted in appropriate alphabetical order within the table:

Change of Control Offer

4.14

Section 4. Amendments to Section 4.07.

     (a) Clause (C)(v) of Section 4.07(a) of the Indenture is hereby amended, such that the reference to “Section 4.09(a)” in the last line thereof is deleted and replaced by a reference to “Section 4.07(a)”.

     (b) Section 4.07(b)(x) of the Indenture is hereby amended, such that the reference to “Section 4.07(a)(iii)” in the sixth line thereof is deleted and replaced by a reference to “clause (C)(iii) of Section 4.07(a)”.

     Section 5. Amendment to Section 4.22. Section 4.22(b)(iv) of the Indenture is hereby amended, such that the reference to “Section 13.02” is deleted and replaced by a reference to “Section 12.02”.

     Section 6. Amendment to Section 9.04. Section 9.04(b) of the Indenture is hereby amended, such that the reference to “clauses (i) through (viii) of Section 9.02(b)” in the second line thereof is deleted and replaced by a reference to “clauses (i) through (x) of Section 9.02(b)”.

     Section 7. Amendment to Section 12.05. Section 12.05 of the Indenture is hereby amended by deleting the phrase “(which may be the opinion delivered under Section 12.04(a) hereof)” from the third paragraph thereof.

     Section 8. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.

     Section 9. Counterparts. This Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

     Section 10. Trustee Not Responsible for Certain Recitals. The second WHEREAS clause in the recitals contained herein shall be taken as the statement of the Company, and the Trustee assumes no responsibility for its correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

     Section 11. Effect of Execution and Delivery Hereof. From and after the date hereof, (i) the Indenture shall be deemed to be amended and modified as provided herein, (ii) this First Supplemental Indenture shall form a part of the Indenture, (iii) except as modified and

HOU02:1088091

3

amended by this First Supplemental Indenture, the Indenture shall continue in full force and effect, (iv) the Notes shall continue to be governed by the Indenture, as modified and amended by this First Supplemental Indenture, and (v) every Holder of Notes heretofore and hereafter authenticated and delivered under the Indenture shall be bound by this First Supplemental Indenture.

[ Remainder of this page intentionally left blank ]

HOU02:1088091

4

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Supplemental Indenture or have caused this Supplemental Indenture to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

LYONDELL CHEMICAL COMPANY

By:	/s/ Karen A. Twitchell

	Name:	Karen A. Twitchell
	Title:	Vice President and Treasurer

HOU02:1088091

Signature Page to Supplemental Indenture

THE BANK OF NEW YORK, as Trustee By: /s/ Robert A. Massimillo

Name: Robert A. Massimillo Title: Vice President

HOU02:1088091

Signature Page to Supplemental Indenture